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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-73206 of Rodman & Renshaw Capital Group, Inc. on Form S-8 and in Registration Statement No. 33-56951 of Rodman & Renshaw Capital Group, Inc. on Form S-8 of our report dated August 19, 1994 appearing in this Transition Report on Form 10-K of Rodman & Renshaw Capital Group, Inc. for the transition period from June 25, 1994 through December 31, 1994.




/s/ Deloitte & Touche LLP

Chicago, Illinois
March 30, 1995